As Filed With the Securities and Exchange Commission on August 31, 1998
                                                   Registration No. 333-50535
_____________________________________________________________________________

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549
              ________________________________

               POST-EFFECTIVE AMENDMENT NO. 2
                             TO
                          FORM S-4
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
              ________________________________

                  PREMIER BANCSHARES, INC.
                  ------------------------
   (Exact name of registrant as specified in its charter)

   Georgia                     6025                    58-1793778
---------------         ------------------         -------------------
(State or Other         (Primary Standard            (I.R.S. Employer
Jurisdiction of         Industrial Classi-        Identification Number)
Incorporation or        fication Code Number)
Organization)

                     2180 Atlanta Plaza
                  950 East Paces Ferry Road
                   Atlanta, Georgia 30326
                       (404) 814-3090


_______________________________________________________________________

     (Address, Including Zip Code, and Telephone Number, Including
       Area Code, of Registrant's Principal Executive Offices)

                  Steven S. Dunlevie, Esq.
                 Elizabeth O. Derrick, Esq.
            Womble Carlyle Sandridge & Rice, PLLC
           Suite 700, 1275 Peachtree Street, N.E.
                   Atlanta, Georgia  30309
                       (404) 872-7000

      (Name, Address, Including Zip Code, and Telephone
     Number, Including Area Code, of Agent for Service)

____________________________________________________________

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act , check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                  DEREGISTRATION OF SHARES

      Premier Bancshares, Inc. (the "Registrant") hereby deregisters 466,944 of the 8,212,733 shares of its common stock, par value $1.00 per share (the "Common Stock"), registered on its Registration Statement on Form S-4 (Registration No. 333-50535) for public issuance. This Registration Statement covered the maximum number of shares which could have been issued pursuant to the terms of that certain Agreement and Plan of Reorganization by and between the Registrant and The Bank Holding Company ("BHC") dated as of December 3, 1997, as amended on December 18, 1997, December 23, 1997, December 31, 1997, January 15, 1998 and March 16, 1998, and pursuant to the terms of that certain Agreement and Plan of Reorganization by and between the Registrant and Button Gwinnett Financial Corporation ("Button Gwinnett") dated as of February 5, 1998, as amended on April 29, 1998 (collectively, the "Merger Agreements"). Pursuant to the Merger Agreements, the outstanding shares of BHC and Button Gwinnett were converted into 7,745,789 shares of the Registrant's Common Stock and, therefore, the Registrant did not issue the total number of shares of Common Stock registered.

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August __, 1998.

                                   PREMIER BANCSHARES, INC.

                                   By: /s/ Darrell D. Pittard
                                       ----------------------
                                       Darrell D. Pittard, Chairman and
                                       Chief Executive Officer

     SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                     Title                       Date
     ---------                     -----                       ----

----------------                   Director              August 31, 1998
John E. Aderhold


/s/ N. Michael Anderson*           Director              August 31, 1998
-----------------------
N. Michael Anderson


/s/ George S. Carpenter, Jr.*      Director              August 31, 1998
----------------------------
George S. Carpenter, Jr.


/s/ James L. Coxwell, Sr.*         Director              August 31, 1998
-------------------------
James L. Coxwell, Sr.


/s/ Donald N. Ellis*               Director              August 31, 1998
-------------------
Donald N. Ellis


/s/ William M. Evans, Jr.*         Director              August 31, 1998
-------------------------
William M. Evans, Jr.


/s/ John H. Ferguson*              Director              August 31, 1998
--------------------
John H. Ferguson


/s/ Robert E. Flournoy III*        Director              August 31, 1998
--------------------------
Robert E. Flournoy III


/s/ James E. Freeman*              Director              August 31, 1998
--------------------
James E. Freeman


/s/ A. F. Gandy*                   Director              August 31, 1998
---------------
A. F. Gandy


/s/ Robin R. Howell*               Director               August 31, 1998
-------------------
Robin R. Howell


/s/ Billy H. Martin*               Director               August 31, 1998
-------------------
Billy H. Martin


/s/ C. Steve McQuaig*              Director               August 31, 1998
--------------------
C. Steve McQuaig


/s/ Robert C. Oliver*              Director, President    August 31, 1998
--------------------               and Chief Operating
Robert C. Oliver                   Officer



/s/ Thomas E. Owen, Jr.*           Director               August 31, 1998
-----------------------
Thomas E. Owen, Jr.


/s/ Darrell D. Pittard             Chairman and Chief     August 31, 1998
----------------------             Executive Officer
Darrell D. Pittard                 (principal executive
                                   officer)

/s/ Michael E. Ricketson*          Chief Financial        August 31, 1998
------------------------           Officer Officer
Michael E. Ricketson               and Executive Vice
                                   President
                                   (principal financial
                                   and accounting officer)

----------------                   Director               August 31, 1998
John D. Stephens



-----------------------            Director               August 31, 1998
James E. Sutherland, Sr.



--------------                     Director               August 31, 1998
Glenn S. White



*  By: Darrell D. Pittard, Attorney-in-Fact